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                                                                   Exhibit 10.21

                             FIRST AMENDMENT TO THE
                         WADDELL & REED FINANCIAL, INC.
                            1998 STOCK INCENTIVE PLAN

     Waddell & Reed Financial, Inc., a Delaware corporation (the "Company") previously established the Waddell & Reed Financial, Inc. 1998 Stock Incentive Plan (the "Plan"). Pursuant to Section 11 of the Plan, the Board of Directors of the Company reserves the right to amend the Plan. The Board of Directors of the Company authorized the amendment set forth below. Pursuant to the powers reserved in the Plan, the Plan is hereby amended, effective April 28, 1999.

1. Section 3 of the Plan is amended by adding the following language at the end of the second paragraph of Section 3:

          In the case of Options exercised with payment in Stock under the "stock option restoration program" described in section 5(m) below, the number of shares of Stock transferred by the optionee in payment of the exercise price plus the number of shares withheld to cover income and employment taxes (plus any selling commissions) on such exercise will be netted against the number of shares of Stock issued to the optionee in the exercise, and only the net number shall be charged against the 13,000,000 limitation set forth above.

2. Section 4 of the Plan is amended by adding the following language at the end of subsection 4(a):

          For purposes of calculating the 2,500,000 per employee per year limit, options that lapse, expire or are cancelled continue to count against the limit, and options granted pursuant to the "stock option restoration program" described in section 5(m) below, as well as the number of shares covered by the original option, count against the limit.

3. Section 5 is amended by changing the title to read "Stock Options for Employees and Consultants" and by revising the fourth sentence thereof to read as follows:

          The Committee shall have the authority to grant any optionee Incentive Stock Options, Non-Qualified Stock Options, or both types of Stock Options (in each case with or without Stock Appreciation Rights) except that Incentive Stock Options may only be granted to employees of the Company or a Subsidiary.

4.   Subsection 5(d) is hereby restated to read as follows:

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          (d)  METHOD OF EXERCISE. Stock Options may be exercised in whole or in part at any time during the option period, by giving written notice of exercise to the Company specifying the number of shares to be purchased, accompanied by payment in full of the purchase price, in cash, by check or such other instrument as may be acceptable to the Committee (including instruments providing for "cashless exercise"). Payment in full or in part may also be made in the form of unrestricted Stock or shares of the Company's Class B Common Stock, par value $.01 ("Class B Shares") already owned by the optionee or, in the case of the exercise of a Non-Qualified Stock Option, Restricted Stock or Deferred Stock subject to an award hereunder (based, in each case, on the Fair Market Value of the Stock or Class B Shares on the date the option is exercised, as determined by the Committee). If payment of the option exercise price of a Non-Qualified Stock Option is made in whole or in part in the form of Restricted Stock or Deferred Stock, the shares received upon the exercise of such Stock Option shall be restricted or deferred, as the case may be, in accordance with the original term of the Restricted Stock award or Deferred Stock award in question, except that such restrictions or deferral provisions shall apply to only the number of such shares equal to the number of shares of Restricted Stock or Deferred Stock surrendered upon the exercise of such option. No shares of unrestricted Stock shall be issued until full payment therefor has been made. An optionee shall have rights to dividends or other rights of a stockholder with respect to shares subject to the option when the optionee has given written notice of exercise and has paid in full for such shares.

5. Subsection 5(e) is hereby amended by adding "Non-Qualified" before each reference to "Stock Option" in the first sentence thereof.

6.   Section 5 is amended by adding the following new subsection 5(m):

          (m) For purposes of subsections 5(f), 5(g), 5(h), 5(i), 5(j) and 5(k), all references to termination of employment shall be construed to mean termination of all employment and consultancy relationships with the Company and its Subsidiaries and Affiliates; however, nothing in this Plan shall be construed to create or continue a common law employment relationship with any individual characterized by the Company, a Subsidiary or an Affiliate as an independent contractor or consultant.

7. Section 5 of the Plan is amended by adding a new subsection 5(n) to read as follows:

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          (n)  The Committee, in its discretion, may include in the grant of any
          Non-Qualified Stock Option under the Plan, a "stock option restoration program" ("SORP") provision. Such provision shall provide, without limitation, that, if payment on exercise of a Stock Option is made in the form of Stock or Class B Shares, and the exercise occurs on the Annual SORP Exercise Date, an additional Option ("SORP Option") will automatically be granted to the optionee as of the date of exercise, having an exercise price equal to 100% of the Fair Market Value of the Stock on the date of exercise of the prior Stock Option, having a term of no more than 10 years and two days from such date of exercise (subject to any forfeiture provision or shorter limitation on exercise required under the Plan), having an initial exercise date no earlier than six months after the date of such exercise, and covering a number of shares of Stock equal to the number of shares of Stock and/or Class B Shares used to pay the exercise price of the Stock Option, plus the number of shares of Stock (if any) withheld or sold to cover income and employment taxes (plus any selling commissions) on such exercise. "Annual SORP Exercise Date" shall mean August 1, or if August 1 is not a trading day on the New York Stock Exchange, "Annual SORP Exercise Date" shall mean the next succeeding trading date. Notwithstanding the foregoing, the Committee may delay the Annual SORP Exercise Date to the extent it determines necessary to comply with regulatory or administrative requirements.

8.   Subsection 6(c) of the Plan is restated to read as follows:

          (c) METHOD OF EXERCISE. Any Director Stock Option granted pursuant to the Plan may be exercised in whole or in part at any time during the option period, by giving written notice of exercise to the Company specifying the number of shares to be purchased, accompanied by payment in full of the purchase price, in cash, by check or such other instrument as may be acceptable to the Committee (including instruments providing for "cashless exercise"). As determined by the Committee, in its sole discretion, at or after grant, payment in full or in part may also be made in the form of unrestricted Stock or Class B Shares already owned by the optionee (based, in each case, on the Fair Market Value of the Stock or Class B Shares on the date the option is exercised, as determined by the Committee). An optionee shall have rights to dividends or other rights of stockholder with respect to shares subject to the option when the optionee has given written notice of exercise and has paid in full for such shares.

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9.   Section 6 of the Plan is amended by adding a new subsection 6(f) to read as follows:

          (f) The Committee, in its discretion, may include in the grant of any Director Stock Option under the Plan, a SORP provision as described in subsection 5(m) above.

10.  Except as hereby amended, the Plan shall remain in full force and effect.